Exhibit 10.7

Certain identified information has been excluded from the exhibit by marking such portions with brackets (“[***]”) because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

LIMITED RECOURSE GUARANTY

This LIMITED RECOURSE GUARANTY (this “Agreement”) dated as of July 8, 2026, is made by SPERO THERAPEUTICS, INC., a Delaware corporation (the “Guarantor”), in favor of HCR SPERO SPV, LLC, together with its successors and assigns, in its capacities as NPA Representative and RPA Representative for the benefit of the Note Purchasers and RPA Purchasers, respectively (in such capacities, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement, Royalty Purchase Agreement or Issuer Contribution Agreement (each as defined below), as applicable; provided, that, if a term is defined in more than one such agreement, such term shall have the meaning assigned to it in the agreement expressly referenced herein or, if no agreement is expressly referenced, the meaning most consistent with the context and purpose of the provision in which such term is used.

RECITALS

WHEREAS, pursuant to that certain Note Purchase and Guaranty Agreement, dated as of the date hereof (the “Note Purchase Agreement”), by and among Spero SPV, LLC, a Delaware limited liability company (“Issuer”), Spero SPV Holdings, LLC, a Delaware limited liability company (“Holdings”), the Note Purchasers and the NPA Representative, as purchaser representative thereunder, the Note Purchasers have agreed to purchase senior secured notes from Issuer in an aggregate initial principal amount of one hundred and five million Dollars ($105,000,000) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Royalty and Milestone Payment Interest Purchase and Sale Agreement, dated as of the date hereof (the “Royalty Purchase Agreement”), by and among Issuer, the RPA Purchasers and the RPA Representative, as purchaser representative thereunder, the RPA Purchasers have agreed to purchase certain royalty and milestone payment interests from Issuer upon the terms and subject to the conditions set forth therein;

WHEREAS, (a) pursuant to that certain Sale, Contribution and Servicing Agreement, dated as of the date hereof (the “Issuer Contribution Agreement”), the Guarantor desires to sell and contribute to Issuer and Issuer desires to purchase and receive from the Guarantor, the Transferred Assets and (b) pursuant to that certain Holdings Equity Contribution Agreement, dated as of the date hereof (the “Holdings Contribution Agreement” and together with the Issuer Contribution Agreement, collectively, the “Contribution Agreements”), the Guarantor desires to sell and contribute to Holdings and Holdings desires to purchase and receive from the Guarantor, 100% of the Equity Interests in Issuer;

WHEREAS, following the consummation of the Transactions, the Guarantor shall directly own 100% of the issued and outstanding Equity Interests of Holdings, which in turn shall directly own 100% of the issued and outstanding Equity Interests of Issuer;

WHEREAS, Issuer intends to use all or a portion of the net proceeds from the issuance of the Notes under the Note Purchase Agreement to consummate the purchase and acquisition of the Transferred Assets under the Issuer Contribution Agreement and otherwise to finance all or a portion of the other Transactions (including the payment of fees, taxes and other expenses incurred in connection therewith);

WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the consummation of the Transactions and has further determined that the benefits accruing therefrom exceed its anticipated liability under this Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Note Purchasers to purchase the Notes under the Note Purchase Agreement and the obligation of the RPA Purchasers to purchase the Purchased Proceeds (as defined in the Royalty Purchase Agreement) under the Royalty Purchase Agreement that the Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration and in order to induce the Note Purchasers to purchase the Notes and the RPA Purchasers to purchase the Purchased Proceeds, the Guarantor hereby agrees as follows:

ARTICLE I

Definitions and Rules of Construction

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Agent” has the meaning set forth in the preamble hereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Bankruptcy Event” has the meaning set forth in the Royalty Purchase Agreement.

“Change of Control” means any event that constitutes a “Change of Control” under the Note Purchase Agreement or the Royalty Purchase Agreement, as the context requires.

“Collection Account” has the meaning set forth in the Note Purchase Agreement or the Royalty Purchase Agreement, as applicable.

“Company Parties” and “Company Party” have the meanings set forth in the Royalty Purchase Agreement.

“Contribution Agreements” has the meaning set forth in the recitals hereto.

“Covered Documents” means, collectively, the Note Documents and the RPA Transaction Documents.

“Default” means (a) any “Default” as defined in the Note Purchase Agreement and (b) any condition, event or circumstance that, with the giving of notice, the lapse of time or both, would constitute an Event of Default under this Agreement.

“Designated Party” and “Designated Parties” mean, individually or collectively as the context requires, the Guarantor, Holdings, Issuer, any of their respective Subsidiaries and any of their respective senior officers.

“Designated Transactions” means, collectively, the issuance of the Notes and the use of proceeds thereof, compliance with the Notes and the other Note Documents, the RPA Transaction Documents, the GSK Agreement (including the calculation and making of payments in respect thereof), any Material Contract, the Collateral and the other Transactions.

“Event of Default” means (a) any “Event of Default” as defined in the Note Purchase Agreement and (b) any breach, default or failure to perform by Issuer, Holdings, the Guarantor, any Company Party or the Servicer under the Royalty Purchase Agreement or any other RPA Transaction Document which, in each case under this clause (b), remains uncured after the expiration of any applicable notice or cure period expressly provided therein, if any.

“Final Discharge Date” means the later of (a) Payment in Full and (b) the RPA End Date; provided, that, in each case, all Guaranteed Obligations then due and payable have been paid in full in cash, other than indemnification, reimbursement, expense and other contingent obligations not then due and payable, and subject to reinstatement pursuant to Section 6.01.

“GSK Agreement” has the meaning set forth in the Note Purchase Agreement; provided, that, when used with respect to the Royalty Purchase Agreement, “GSK Agreement” means the GSK License Agreement as defined therein and, in each case, shall include any New Arrangement.

“GSK Development Payment” means the amounts owed by Issuer to GSK pursuant to Section 4.1(a)(ii) of the GSK Agreement with respect to GSK’s [***] related to the development of Tebipenem Pivoxil Hydrobromide, which amounts are estimated to be USD $[***].

“Guarantee” has the meaning set forth in Section 2.01.

“Guaranteed Obligations” has the meaning set forth in Section 2.02.

“Guaranteed Obligations Cap” means, with respect to Guaranteed Obligations, an amount equal to the sum of (i) $105.0 million dollars, plus (ii) accrued and unpaid interest on the Notes, plus (iii) costs, expenses and collection and enforcement costs payable by the Guarantor under Section 6.12(c), plus (iv) the fair market value (as determined by a mutually agreeable neutral third party) of the Purchased Proceeds as of the time any payment of Guaranteed Obligations is due and owing hereunder; provided that the foregoing amount shall not exceed (x) $[***] minus (y) all payments (other than payments pursuant Section 2.02(d)(ii)) received by the NPA Representative, the RPA Representative or the Purchasers under this Agreement the other Covered Documents; provided, further that, notwithstanding anything to the contrary, the foregoing cap (or the calculation thereof) shall not apply to the amount of any GSK Proceeds or Purchased Proceeds the NPA Representative or any other NPA Secured Party or the RPA Representative or any other RPA Secured Party was entitled to receive under the Note Documents or the RPA Documents that have been misdirected, misappropriated, converted or the amount of which was intentionally misapplied or miscalculated.

“Guarantor” has the meaning set forth in the preamble hereto.

“Holdings” has the meaning set forth in the recitals hereto.

“Holdings Contribution Agreement” has the meaning set forth in the recitals hereto.

“Indemnified Liabilities” means, collectively, Indemnified Liabilities as defined in the Note Purchase Agreement and Losses for which a Purchaser Indemnified Party may be entitled to indemnification under the Royalty Purchase Agreement.

“Indemnitee” and “Indemnitees” mean, individually or collectively as the context requires, the Agent, each Note Purchaser, each Note Secured Party, the RPA Representative, each RPA Purchaser, each RPA Secured Party and each of their respective Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, counsel, sub-advisors and representatives.

“Insolvency Event” has the meaning set forth in the Note Purchase Agreement.

“Issuer” has the meaning set forth in the recitals hereto.

“Issuer Contribution Agreement” has the meaning set forth in the recitals hereto.

“Maximum Lawful Rate” has the meaning set forth in the Note Purchase Agreement.

“Meiji Milestone Payment” has the meaning set forth in the Royalty Purchase Agreement

“NPA Representative” means HCR SPERO SPV, LLC, together with its successors and assigns, in its capacity as purchaser representative under the Note Purchase Agreement.

“Note Documents” has the meaning set forth in the Note Purchase Agreement.

“Note Obligations” means the “Obligations” as defined in the Note Purchase Agreement.

“Note Purchase Agreement” has the meaning set forth in the recitals hereto.

“Note Purchasers” and “Note Purchaser” mean the Purchasers from time to time party to the Note Purchase Agreement, collectively or individually as the context requires.

“Note Secured Parties” and “Note Secured Party” mean the NPA Secured Party, for the benefit of the Note Purchasers, each as defined in the Security Agreement, collectively or individually as the context requires.

“Obligations” means, collectively, the Note Obligations and the RPA Obligations.

“Obligor” has the meaning set forth in Section 2.01.

“Party” and “Parties” mean the Guarantor and the Agent, individually and collectively.

“Payment in Full” means, with respect to the Note Obligations, “Payment in Full” as defined in the Note Purchase Agreement.

“Permitted Royalty Monetization” has the meaning set forth in the Note Purchase Agreement or the Royalty Purchase Agreement, as applicable.

“Post-Petition Interest” has the meaning set forth in Section 5.01(b)(ii).

“Purchasers” and “Purchaser” mean, collectively or individually as the context requires, the Note Purchasers, the RPA Purchasers or both.

“Royalty Purchase Agreement” has the meaning set forth in the recitals hereto.

“RPA End Date” means the expiration of the Payment Term under the Royalty Purchase Agreement.

“RPA Obligations” means the “Obligations” as defined in the Royalty Purchase Agreement which, for the avoidance out doubt, shall include the Losses (as defined in the Royalty Purchase Agreement and after giving effect to Section 9.4(d) thereof).

“RPA Purchasers” and “RPA Purchaser” have the meanings set forth in the recitals hereto, collectively or individually as the context requires.

“RPA Representative” means HCR SPERO SPV, LLC, together with its successors and assigns, in its capacity as Purchaser Representative under the Royalty Purchase Agreement.

“RPA Secured Parties” and “RPA Secured Party” mean the RPA Secured Party, for the benefit of the Royalty Purchasers, as defined in the Security Agreement, collectively or individually as the context requires.

“RPA Transaction Documents” means the Transaction Documents as defined in the Royalty Purchase Agreement.

“Secured Parties” and “Secured Party” mean, collectively or individually as the context requires, the Note Secured Parties, the RPA Secured Parties or both.

“Subordinated Obligations” has the meaning set forth in Section 5.01(b).

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or similar fees or other charges imposed by any governmental entity, including any related interest, additions to tax or penalties applicable thereto.

“Transaction Documents,” when used without an express reference to the Royalty Purchase Agreement, means the Note Documents and the RPA Transaction Documents, as the context requires.

“Transferred Assets” means, collectively, all of the assets of Holdings and Issuer.

ARTICLE II

Nature and Scope of Guaranty

Section 2.01 Guarantee of Obligations. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees (the “Guarantee”) as a primary obligor and not merely as a surety, the due and punctual payment in full, in cash, of the Guaranteed Obligations as and when the same shall be due and payable, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at the stated maturity, by acceleration, upon one or more dates set for repayment or prepayment or otherwise. If Issuer, Holdings or any other Person now or hereafter liable for amounts due under the Note Obligations, RPA Obligations or the Guaranteed Obligations (each such other Person, an “Obligor”) fails to pay or cause to be paid any Guaranteed Obligation as and when the same shall be due and payable, whether at the stated maturity, by acceleration, upon one or more dates set for repayment or prepayment or otherwise, the Guarantor agrees to pay the amount of such unpaid Guaranteed Obligations to the Agent.

Section 2.02 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all of the following, subject, in each case, to Section 2.02(d):

(a)
any and all actual liabilities, obligations, losses, damages, fines, penalties, claims, costs, expenses, Taxes, actions (whether threatened or existing), judgments, suits (whether threatened or existing) and disbursements of any kind or nature whatsoever (including the out-of-pocket fees and disbursements of counsel, experts, consultants and other professionals), and any missing, delayed, diminished or misdirected GSK Proceeds, Purchased Proceeds or other amounts that the Agent, any Note Secured Party or any RPA Secured Party was entitled to receive, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable causes or on contract or otherwise, in each case excluding special, indirect, consequential, punitive or any other damages not constituting actual damages, and in each case to the extent resulting from, or arising out of or in connection with any of the following:
(i)
fraud, malfeasance, gross negligence, willful misconduct or intentional misrepresentation or omission by any Designated Party resulting from, or arising out of or in connection with the Designated Transactions;
(ii)
the misappropriation or conversion, or intentional misapplication or miscalculation, by or on behalf of any Designated Party of (A) any GSK Proceeds and/or any component parts thereof, proceeds of insurance and/or Purchased Proceeds and/or any component parts thereof, (B) collections or other amounts derived from the operation, Commercialization or use of the Collateral, including in connection with a failure to deposit (or cause to be deposited) any and all such amounts into the Collection Account in accordance with the applicable Transaction Documents or (C) any other amounts otherwise payable to the Agent, any Note Secured Party or any RPA Secured Party under the Note Documents or the RPA Transaction Documents;
(iii)
the commission of a criminal act by any Designated Party related to the Designated Transactions;
(iv)
knowing, intentional or grossly negligent destruction, cancellation, abandonment, failure to maintain or waste of any of the Transferred Assets (including, without limitation, the IP Rights and all rights of any Designated Party under and with respect to the GSK Agreement (or New Arrangement), the Contribution Agreements and any Material Contract) by a Designated Party;
(v)
a breach in any material respect of any representation, warranty or covenant by any Designated Party in any Covered Document that is not cured within the relevant cure period set forth in any such Covered Document;
(vi)
the failure by Issuer to (A) discharge (at Issuer’s expense) Taxes due and owing by Issuer or Liens affecting any of the Collateral that have not been paid in violation of any Note Document or RPA Transaction Document or that jeopardize the Agent’s Lien priority in the Collateral; (B) make any other payment for the administration, servicing, maintenance, preservation or protection of the Collateral, in violation of any Note Document or RPA Transaction Document or (C) make any other payment to GSK or any Material Contract Counterparty (unless at the direction of the Indemnitee) that, if not paid, may result in a breach of the GSK Agreement or the applicable Material Contract, but excluding any payments in respect of any GSK Royalty Reductions (as defined in the GSK Agreement) payable by Issuer pursuant to Section 6.5 of the GSK Agreement;
(vii)
the failure by Company to maintain any insurance coverage required to be maintained pursuant to Section 8.08 of the Note Purchase Agreement or Section 10.8 of the GSK Agreement;

(viii)
(A) any amendment of Holdings Organizational Documents or Issuer Organizational Documents other than as expressly permitted under the terms of the Note Purchase Agreement or Royalty Purchase Agreement, as applicable, or (B) the occurrence of a Change of Control without the prior written consent of the Agent;
(ix)
incurrence of Indebtedness by Issuer or Holdings other than to the extent permitted by the Note Purchase Agreement and the other Note Documents;
(x)
upon the (A) occurrence of any Servicer Termination Event with respect to the Servicer or (B) termination, cancellation or rescission of the Issuer Contribution Agreement, any (I) intentional, bad faith or grossly negligent failure of Issuer to appoint a successor servicer or replace the Issuer Contribution Agreement with a successor servicer or an agreement, as applicable, that is acceptable to the Agent in its sole discretion, (II) failure of Issuer or Guarantor (as outgoing Servicer) to use commercially reasonable efforts to transfer or cause the transfer of the servicing obligations under the Issuer Contribution Agreement to such successor servicer (including by providing information and assistance as may be reasonably required therefor), or (III) failure of Issuer or Guarantor (as outgoing Servicer) to reasonably cooperate with the Agent in connection with any such appointment, transfer or replacement made or requested by the Agent, in each case in accordance with the Note Purchase Agreement or applicable Note Document;
(xi)
(A) Issuer failing to be treated for U.S. federal or any applicable state and local income tax purpose as a disregarded entity owned by a U.S. Person or (B) Included Payments (as defined in the Note Purchase Agreement) or GSK Proceeds (as defined in the Royalty Purchase Agreement) becoming subject to withholding Tax as a result of the Issuer or the Guarantor failing to qualify for benefits under the income tax treaty between the United States and the United Kingdom; provided that this clause (B) shall not apply to any withholding Tax resulting from a determination by any applicable taxing authority that, solely as a result of the transactions occurring pursuant to the Transaction Documents, the Issuer is no longer the beneficial owner of the Included Payments; and provided further that any “Guaranteed Obligations” under this clause (B) of this subsection (xi) shall be limited to amounts that constitute Covered Taxes (as defined in the Note Purchase Agreement) or Indemnified Taxes (as defined in the Royalty Purchase Agreement) and, in each case, any related costs and expenses;
(xii)
the voluntary or consensual Disposition (including via investment), or commitment to Dispose, of a direct or indirect interest in Issuer or Holdings, in contravention of the Note Purchase Agreement, any other Note Document or the GSK Agreement;
(xiii)
GSK, or any other counterparty to a Covered Material Contract (as defined in the Issuer Contribution Agreement, exercises a Non-Permitted Set-Off against any GSK Proceeds, Purchased Proceeds or other funds payable to Issuer under the GSK Agreement or other applicable Covered Material Contract, in each case due to any payment obligation or other liability of GSK or such other Covered Material Contract counterparty by the Guarantor (whether or not in its capacity as Servicer);

(xiv)
the failure by Issuer, Servicer or any other Designated Party to take any action necessary to defend, prosecute or otherwise maintain (with respect to Issuer, in the manner required by Section 8.12 of the Note Purchase Agreement, and with respect to Servicer, in the manner required by Section 4.01(j) of the Issuer Contribution Agreement) the Licensed Product, Intellectual Property and/or IP Rights of Issuer to the extent necessary for Issuer to continue performance under the GSK Agreement in the ordinary course of business in any material respect;
(xv)
the voluntary or consensual grant of, or the commitment to grant, a Lien (other than a Permitted Lien) on any Collateral in violation of the Note Purchase Agreement or any other Note Document or RPA Transaction Document by any Designated Party;
(b)
(i) all obligations of Issuer to prepare, execute, deliver and file or record any Collateral Document or comply with Sections 8.16 and 8.18 of the Note Purchase Agreement (or any analogous provision under the RPA Transaction Documents) and, to the extent of available amounts then on deposit in the Collection Account, to pay all costs associated therewith, including without limitation all taxes, costs and/or expenses related to the preparation, execution or delivery of such Collateral Documents to the proper Governmental Entity for recordation, any attorneys’ fees or fees for other professionals to the extent actually incurred in connection with the foregoing; and (ii) the payment of, or reimbursement to the Agent and/or Purchasers for, liabilities, obligations, losses, damages, fines, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel, experts, consultants and other professionals for the Agent), whether direct or actual (and, for the avoidance of doubt, any missing, delayed, diminished or misdirected GSK Proceeds, Purchased Proceeds or other amounts that the Agent, any Note Secured Party or any RPA Secured Party was entitled to receive shall be deemed direct damages and not special, indirect or consequential damages), resulting from, or arising out of or in connection with any failure of Issuer to prepare, execute, deliver and file any Collateral Document as and when required under the Note Purchase Agreement or to comply with Sections 8.16 and 8.18 of the Note Purchase Agreement (or any analogous provision under the RPA Transaction Documents), or any failure for the Agent to have, for the benefit of the Secured Parties, a valid and enforceable first priority, perfected lien on the Collateral; and
(c)
the entire amount of the Obligations plus all costs, expenses and collection and enforcement costs payable by the Guarantor under Section 6.12(c), without any requirement that the Agent or any Secured Party prove actual damages, upon the occurrence of any of the following events:
(i)
any of Issuer or Holdings filing a voluntary petition or instituting any other proceeding, in each case, seeking to adjudicate it as insolvent, or seeking liquidation, examinership, dissolution, winding-up, reorganization, restructuring, compromise, rearrangement, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any applicable Bankruptcy Law or at common law or in equity;

(ii)
any petition is filed, application made or other proceeding instituted against or in respect of Issuer or Holdings (other than any petition that is filed, application made or other proceeding initially instituted by the Agent or its Affiliates):
(A)
seeking to adjudicate it as insolvent;
(B)
seeking liquidation, examinership, dissolution, winding-up, reorganization, restructuring, compromise, rearrangement, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of Issuer or Holdings or their respective assets or any other relief under any Law, now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or
(C)
seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, examiner, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, if, in each case, any Designated Party consents to, colludes in or joins in such filing (other than participating in such filing for the sole purpose of maintaining standing to seek release or relief from such proceeding);

(iii)
any Designated Party filing an answer consenting to or otherwise acquiescing in or joining in (other than for the sole purpose of maintaining standing to seek release or relief from such proceeding) any proceeding seeking to adjudicate Issuer or Holdings as insolvent, seeking any liquidation, examinership, dissolution, winding-up, reorganization, restructuring, compromise, rearrangement, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of Issuer or Holdings or their respective debts or any other relief under any Law, now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity or seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, examiner, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for Issuer or Holdings or any substantial part of Issuer’s or Holdings’ property;
(iv)
any Designated Party consenting to or colluding in or joining in (other than for the sole purposes of maintaining standing to seek release or relief from such proceeding) or participating in an application for, or seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, examiner, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official (whether temporary or permanent) with respect to Issuer or Holdings, any Collateral or other substantial part of their respective property (or any portion of any of the foregoing) under any applicable Bankruptcy Law or at common law or in equity;

(v)
Issuer or Holdings making an assignment for the benefit of creditors or making a proposal of such an assignment (or filing a Notice of its intention to do so), or admitting in any legal proceeding its insolvency or inability to pay its debts as they become due unless such statements are compelled and required by Law and otherwise true and correct, or declaring any general moratorium on its Indebtedness, or proposing a compromise or arrangement between it and any class of its creditors;
(vi)
any Designated Party seeking (or consenting to any) substantive consolidation of Issuer or Holdings, in a proceeding under Bankruptcy Laws, with any other Person;
(vii)
any Designated Party, (A) alleges, asserts or otherwise pursues any claim, affirmative defense, counterclaim, cause of action, setoff or other right that it may have against the Agent or any Note Secured Party or RPA Secured Party relating to such Person’s exercise or enforcement of its rights and remedies against any Collateral, under the Note Documents, RPA Transaction Documents or Applicable Law; provided, however, no Designated Party shall be prohibited from, in good faith, asserting rights expressly set forth under the Transaction Documents in any proceeding initiated by the Agent or Purchasers, or (B) causes, conspires, colludes with, acts in concert with or solicits any other Person in doing or attempting to do any of the acts described in subclause (A) of this clause (vii);
(viii)
any Designated Party, (A) takes any action, with intent or by gross negligence or willful omission, to directly or indirectly delay, oppose, avoid, contest, impede, obstruct, hinder, enjoin or otherwise interfere or frustrate in any manner with the Agent’s or any other Secured Party’s exercise or enforcement of its rights and remedies against any Collateral, under the Note Documents, RPA Transaction Documents or Applicable Law or (B) causes, conspires, colludes with, acts in concert with or solicits any other Person in doing or attempting to do any of the acts described in subclause (A) of this clause (viii);
(ix)
any breach by Issuer or Holdings of any covenant set forth in Section 9.01 of the Note Purchase Agreement (or analogous provision under the RPA Transaction Documents) that results in the substantive consolidation of Issuer or Holdings with any other Person; provided, however, that the Guarantor will not have any liability related to any covenant of Issuer or Holdings to maintain its solvency due to this clause (ix);
(x)
any Designated Party shall assert any claim (except for compulsory counterclaims), defense, set-off or offset against the Agent or any other Secured Party that such Designated Party expressly waived or agreed not to assert pursuant to the Note Documents or RPA Transaction Documents;
(xi)
in any judicial proceeding, any Designated Party makes application to a court to declare that (A) all or any portion of the Lien granted or purported to be granted to the Agent for the benefit of the Secured Parties under the Note Documents or RPA Transaction Documents or the obligation of Issuer to pay principal, interest or any other amounts on or in respect of the Notes under the Note Purchase Agreement or Purchased Proceeds under the Royalty Purchase Agreement as specified therein be rescinded, set aside or determined to be void or unenforceable or (B) any of the terms of the Note Documents or RPA Transaction Documents be modified without the consent of the Agent or the consent of any Person whose consent is required by the terms of such Note Document or RPA Transaction Document;
(xii)
any Designated Party takes any action, corporate, limited liability company or otherwise, including, an affirmative vote by the board of directors (or equivalent management or oversight body) of such Designated Party, to commence any Insolvency Proceeding or to approve, effect, consent to or authorize any of the actions described in clauses (i) through (xi) above, or otherwise acts in furtherance thereof; or
(xiii)
any other event or circumstance occurs which, under applicable Bankruptcy Laws, has an equivalent effect to any of the events or circumstances referred to in clauses (i) through (xii) above.
(d)
Notwithstanding anything to the contrary contained in this Agreement or any other Covered Document:
(i)
Any Guaranteed Obligations arising pursuant to the occurrence of any event or circumstance set forth in the preceding clauses (a), (b) or (c) of this Section 2.02 plus any and all indemnity, reimbursement or any other payment obligation of the Guarantor under the Contribution Agreements and Section 6.12 hereof shall not exceed the Guaranteed Obligations Cap.
(ii)
Guarantor acknowledges and agrees (A) it is directly obligated to pay all (1) Maintenance Expenses, (2) fees, costs and expenses in respect of the insurance required to be maintained under the Covered Documents, (3) the GSK Development Payment as and when due and payable to GSK in accordance with the terms of the GSK Agreement and (4) the closing fees, costs and expenses incurred by the NPA Secured Parties and RPA Secured Parties (including the reasonable fees and expenses of outside counsel) on or prior to the Closing Date in connection with the negotiation and documentation of the Transaction Documents in an amount not to exceed $[***] (of which $[***] has previously been deposited and paid prior to the Closing Date) and (B) cause to be paid (which shall, for accounting purposes, be treated as an equity contribution to the capital of Holdings and, as applicable, a subsequent equity contribution by Holdings to the capital of Issuer), on behalf of Issuer and Holdings, all Maintenance Expenses and Collection Account Fees; it being further understood that the Guarantor will cause Issuer to maintain at all times for this purpose an unrestricted cash balance of at least (x) prior to the New Account Bank Trigger Date, $[***] and (y) from and after the New Account Bank Trigger Date, $[***] (or such lesser amount as Purchaser Representative may agree in its sole discretion), in each case of the foregoing, such direct obligations of the Guarantor are not subject to (or count towards) the Guaranteed Obligations Cap.
(iii)
Guarantor acknowledges and agrees that the Secured Parties’ actual liabilities, obligations, losses, damages, fines, penalties, claims, costs and expenses will include the GSK Proceeds and proceeds thereof that any such Secured Party was entitled to receive or would have been entitled to receive absent the occurrence of any of the events or circumstances set forth in the preceding clauses (a), (b) or (c) of this Section 2.02, and the Secured Parties shall be entitled to make claims for all such missing, delayed or diminished payments in respect of the GSK Proceeds and proceeds thereof as liabilities, obligations, losses, damages, fines, penalties, claims, costs and expenses hereunder, and such missing, delayed or diminished payments in respect of the GSK Proceeds and proceeds thereof shall not be deemed consequential, punitive, special, indirect or incidental damages.
(e)
For the avoidance of doubt, if the occurrence of any event described in this Section 2.02 also constitutes, causes or contributes to a Default, Event of Default, Prepayment Trigger (as defined in the Note Purchase Agreement), acceleration or other exercise of remedies under the Note Purchase Agreement, the Royalty Purchase Agreement, the Security Agreement or any other Transaction Document, the Agent and the Secured Parties shall retain all rights and remedies thereunder and under Applicable Law with respect to the Note Parties, including acceleration, foreclosure against the Collateral and foreclosure against any pledged Equity Interests; provided, that nothing in this Section 2.02(d) shall require the Agent or any Secured Party to pursue remedies against Issuer, Holdings, the Collateral, any pledged Equity Interests or any other Person before enforcing the Guarantor’s obligations under this Agreement.

Section 2.03 Nature of Guarantee. This Agreement is an irrevocable, absolute, continuing guarantee of payment and performance when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not a guarantee of collection. This Agreement may not be revoked by the Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by the Guarantor. This Agreement may be enforced by the Agent, and, to the extent permitted by the Transaction Documents, any Secured Party and any subsequent holder of any Obligations (or any part thereof or interest therein) and shall not be discharged by the assignment and assumption or negotiation of all or part of any Note or any rights to Purchased Proceeds.

Section 2.04 Guaranteed Obligations Not Reduced by Set-off. The Guaranteed Obligations, and the liabilities and obligations of the Guarantor hereunder, shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense of any other Designated Party, or any other Person, against the Agent or any Secured Party or against payment of the Guaranteed Obligations, whether such set-off, offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.05 Payment by the Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, the Guarantor shall, within [***] after written demand therefor by the Agent, and without presentment, protest, notice of protest, notice of acceleration or intention to accelerate the maturity, or any other notice whatsoever, pay in Dollars, the amount then due from the Guarantor on the Guaranteed Obligations to the Agent at the Agent’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 2.06 No Duty to Pursue Others. It shall not be necessary for the Agent or any Note Purchaser or RPA Purchaser (and the Guarantor hereby waives any rights which the Guarantor may have to require the Agent or any Note Purchaser or RPA Purchaser), in order to enforce the obligations of the Guarantor hereunder, first to (a) institute suit or exhaust its remedies against any Obligor or any other Person, (b) institute suit or exhaust its remedies with respect to any Guaranteed Obligation or any Person, (c) enforce the Agent’s rights against any collateral which shall ever have been given to secure any Guaranteed Obligation, (d) enforce the Agent’s or any Note Purchaser’s or RPA Purchaser’s rights against any other guarantor of the Guaranteed Obligations, (e) join any Obligor in any action seeking to enforce this Agreement, (f) exhaust any remedies available to the Agent or any Note Purchaser or RPA Purchaser against any collateral which shall ever have been given to secure the Note Obligations, RPA Obligations or Guaranteed Obligations, or (g) resort to any other means of obtaining payment of the Guaranteed

Obligations. None of the Agent, the Note Purchasers, the RPA Purchasers or their respective Indemnitees shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 2.07 Waivers. The Guarantor acknowledges the provisions of the Transaction Documents, and (without limiting, for avoidance of doubt, the provisions of Section 6.09 of this Agreement) hereby waives, to the extent permitted by Applicable Law, notice of (a) any loans or advances made to Issuer or the purchase of any note or instrument issued by Issuer, (b) acceptance of this Agreement, (c) any modification or amendment of, or a grant by the Agent, any Purchaser or any Indemnitee of the Agent or any Purchaser of any waiver or consent under, the Note Purchase Agreement, the Royalty Purchase Agreement or any of the other Transaction Documents or any increase in the Guaranteed Obligations resulting from any such modification, amendment, waiver or consent, (d) any extension of the Scheduled Maturity Date or any other extension of the time when the payment or performance of any covenant or obligation under the Note Purchase Agreement, the Royalty Purchase Agreement or any other Transaction Document is due and any increase in the Guaranteed Obligations resulting from any such extension, (e) the occurrence of any Prepayment Trigger, Event of Default or any event that, with or without notice or the passage of time, would constitute a Prepayment Trigger or Event of Default, (f) the execution and delivery by Issuer or any other Person and any Purchaser of any other loan or credit agreement or of Issuer’s or any other Person’s execution and delivery of any promissory notes or other documents arising under the Transaction Documents or in connection with the Collateral, (g) any Purchaser’s transfer or disposition of the Guaranteed Obligations, or any part thereof in accordance with the Note Purchase Agreement or Royalty Purchase Agreement, (h) the occurrence of any Default or Event of Default, (i) any sale or foreclosure (or posting or advertising for sale or foreclosure) of any Collateral under the Transaction Documents, (j) protest, proof of non-payment or default by any Obligor or others liable for amounts due under the Obligations or the Guaranteed Obligations, (k) any taking, exchange, substitution, release, impairment, or non-perfection of any Collateral, or any settlement, compromise, waiver or release of any party (including Issuer), with respect to the Guaranteed Obligations, or any taking, release, impairment, amendment, waiver or other modification of any guarantee, for the Guaranteed Obligations, (l) the failure of any Purchaser to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, (m) any event or circumstance described in one or more of Section 3.01 through Section 3.13 of this Agreement, (n) any election by, or on behalf of, any one or more of the Purchasers, in any proceeding instituted under Bankruptcy Laws, of the application of Section 1111(b)(2) of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to similar matters and (o) any other action at any time taken or omitted by the Agent or any Purchaser, and, generally, all demands and notices of every kind in connection with this Agreement or the Transaction Documents other than notices expressly provided for in this Agreement or the other Transaction Documents.

Section 2.08 Construction. The provisions of Section 1.02 of the Note Purchase Agreement and Section 1.2 of the Royalty Purchase Agreement are incorporated herein by reference and made a part hereof, mutatis mutandis; provided, that, in the event of any inconsistency, the Note Purchase Agreement shall control with respect to the Note Obligations and the Royalty Purchase Agreement shall control with respect to the RPA Obligations, except to the extent this Agreement expressly provides otherwise.

ARTiCLE III

Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations

The Guarantor hereby consents and agrees that the Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any one or more of the following events or circumstances, and waives, to the extent permitted by Applicable Law, any common law, equitable, statutory or other rights (including without limitation rights to notice other than those specifically provided for in this Agreement) which the Guarantor might otherwise have as a result of or in connection with any one or more of the following events or circumstances:

Section 3.01 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Note Obligations, RPA Obligations or Guaranteed Obligations (including as a result of the joinder or release of one or more Persons as Issuer under the Note Purchase Agreement), the Note Purchase Agreement, the other Note Documents, the RPA Transaction Documents, or any other document, instrument, contract or understanding between any Designated Party and the Agent, or any other parties, pertaining to the Guaranteed Obligations.

Section 3.02 Adjustment. Any adjustment, waiver, indulgence, forbearance or compromise that might be granted or given by the Agent or any Purchaser to any Designated Party or Obligor.

Section 3.03 Condition of any Designated Party. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Designated Party or Obligor; or any dissolution of any Designated Party or Obligor, or any Disposition of any or all of the assets of any Designated Party or Obligor, or any changes in the shareholders, partners or members of any Designated Party or Obligor; or any reorganization of any Designated Party or Obligor.

Section 3.04 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Obligations or Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the Maximum Lawful Rate, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the directors, managers, officers, employees, contractors, subcontractors (of any tier), partners, managers, trustees, advisors, attorneys or controlled Persons executing the Note Purchase Agreement or the other Note Documents acted in excess of their authority with respect to the circumstances giving rise to such Guaranteed Obligations, (d) the Guaranteed Obligations violate applicable usury laws, (e) any other Obligor has valid defenses, claims, set-offs or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Obligor other than payment or performance of such Guaranteed Obligations, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note Purchase Agreement or any of the other Note Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that the Guarantor shall remain liable hereon regardless of whether any other Obligor or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason (other than payment or performance of such Guaranteed Obligations).

Section 3.05 Release of Obligors. Any full or partial release of the liability of any other Obligor on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and the Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that the Agent will look to other Persons to pay or perform the Guaranteed Obligations.

Section 3.06 Other Collateral. The taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Obligations or Guaranteed Obligations.

Section 3.07 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, cancellations, abandonments, failure to maintain, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations and the Obligations.

Section 3.08 Care and Diligence. The failure of the Agent or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of the Agent (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 3.09 Unenforceability. The fact that any collateral, security, security interest or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations or Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations or the Guaranteed Obligations.

Section 3.10 Offset. Any existing or future right of set-off, offset, claim or defense of any Designated Party or other Person against the Agent, the Note Purchasers, the RPA Purchasers or any other Person, or against payment of the Note Obligations, RPA Obligations or Guaranteed Obligations, whether such right of Set-off, offset, claim or defense arises in connection with the Note Obligations, RPA Obligations or Guaranteed Obligations (or the transactions creating the Note Obligations, RPA Obligations or Guaranteed Obligations) or otherwise, other than the payment in full in cash of the Guaranteed Obligations.

Section 3.11 Merger. The reorganization, merger or consolidation of any Designated Party or Obligor into or with any other Person.

Section 3.12 Preference. Any payment by any Designated Party or Obligor to the Agent or any Purchaser that is held to constitute a preference under Bankruptcy Laws, or for any reason the Agent or any Purchaser is required to refund such payment or pay such amount to any Designated Party or Obligor or someone else.

Section 3.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Note Documents, the RPA Transaction Documents, the GSK Agreement, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it is the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when required hereunder, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall, be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

Section 3.14 Absence of Notice. The absence of notice by the Agent or any Purchaser to the Guarantor of any event or circumstance described in the preceding Section 3.01 through Section 3.13.

ARTICLE IV

Representations, Warranties and Covenants

Section 4.01 Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and the Purchasers on the date hereof that (i) all representations and warranties relating to it contained in Covered Documents are true and correct as of the date when made and (ii) further that, as of the date hereof:

(a)
Organization; Requisite Power and Authority. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of (i) the State of Delaware and (ii) each other jurisdiction in which such qualification or good standing is required by Applicable Law, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect or adversely affect the timing, amount or duration of the GSK Proceeds or Purchased Proceeds or the Agent’s, any Note Secured Party’s or any RPA Secured Party’s rights with respect thereto. The Guarantor has all requisite power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Entity, required to own its property and conduct its business as now conducted and as proposed to be conducted in connection with the transactions contemplated hereby and by the Covered Documents. The Guarantor is not in liquidation or bankruptcy and has not become subject to any Insolvency Event.
(b)
No Conflict. The execution and delivery by the Guarantor of each Transaction Document to which the Guarantor is party, the Guarantee of the Guaranteed Obligations, the performance by the Guarantor of the obligations contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby will not: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without Notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Entity to which the Guarantor or any of the Guarantor’s assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, mortgage, deed of trust, commitment, obligation or instrument to which the Guarantor is a party or by which the Guarantor or any of the Guarantor’s assets or properties is bound or committed or (C) any term or provision of any of the Guarantor’s Organizational Documents, except in the case of clauses (A) or (B) where any such event could not reasonably be expected to result in a (1) Material Adverse Effect or (2) an adverse effect, in any respect, on timing, amount or duration of the payments (including GSK Proceeds and/or any component parts thereof and Purchased Proceeds and/or any component parts thereof) payable to Issuer under the GSK Agreement or any agreement between or among Issuer, Holdings or the Guarantor (including in its capacity as the Servicer) or the right of the Agent, for the ratable benefit of the Secured Parties, to receive payments based on the GSK Proceeds (and/or any component parts of GSK Proceeds) or Purchased Proceeds (and/or any component parts thereof); or (ii) result in or require the creation or imposition of any Lien on any of its properties or assets (other than pursuant to the Transaction Documents). The Guarantor is in compliance with the terms and provisions of its Organizational Documents.
(c)
Due Authorization; Enforceability. The Guarantor has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents to which it is party, to Guarantee the Guaranteed Obligations, to transfer the Collateral as set forth in the Issuer Contribution Agreement and to consummate any transactions contemplated hereby and thereby (including the Transactions). The execution and delivery of this Agreement and of each other Transaction Document to which the Guarantor is party and the performance by the Guarantor of its obligations hereunder and thereunder have been duly authorized in accordance with the Guarantor’s Organizational Documents. Each of the Transaction Documents to which the Guarantor is party has been duly executed and delivered by the Guarantor. Each of the Transaction Documents to which the Guarantor is party constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.
(d)
Governmental and Third Party Consents. The execution and delivery by the Guarantor of the Transaction Documents to which the Guarantor is party, the Guarantee of the Guaranteed Obligations, the performance by the Guarantor of its obligations hereunder or thereunder and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization or declaration from, Notice to, action or registration by or filing with any Governmental Entity or any other Person, except for those previously obtained or being provided on the date hereof and in full force and effect.
(e)
Adverse Proceedings. There is no action, suit, arbitration, proceeding, claim, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal, and including by or before a Governmental Entity) pending or threatened by or against the Guarantor or its Affiliates, at law or in equity, that challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any Transaction Document to which the Guarantor is a party or challenges or seeks to suspend the continued performance under the GSK Agreement.
(f)
Solvency. Both immediately before and immediately after giving effect to the Transactions on the Closing Date and the application of proceeds therefrom, (i) the Guarantor is Solvent and (ii) the Guarantor is not subject to any Insolvency Event. The Guarantor has (i) not entered into the transaction contemplated by this Agreement or the other Transaction Documents to which it is a party with the actual intent to hinder, delay or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under this Agreement and the other Transaction Documents to which it is a party. After giving effect to this Agreement and the Transactions, the Guarantor is Solvent. No step has been taken by the Guarantor or any other Person to make the Guarantor subject to an Insolvency Event. The Guarantor has not previously been subject to an Insolvency Event. The Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Guarantor is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and (to its Knowledge) no Person is contemplating the filing of any such petition against it.
(g)
Subsidiaries. 100% of the issued and outstanding Equity Interests of (i) Issuer is directly owned (both beneficially and of record) by Holdings (after giving effect to the Holdings Contribution Agreement) and (ii) Holdings is directly owned (both beneficially and of record) by the Guarantor. The issued and outstanding Equity Interests of Holdings and Issuer have been duly and validly authorized and issued in accordance with each of Issuer Organizational Documents and Holdings Organizational Documents. The Guarantor will receive, direct or indirect benefit from the Guarantor’s execution and delivery of this Agreement.
(h)
Independent Decision. The Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each of Issuer and Holdings and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; provided, however, that the Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Agreement. The Guarantor has and will continue to have independent means of obtaining information concerning Issuer’s affairs, financial conditions and business.
(i)
No Representation by Other Parties. None of the Agent, the Purchasers or any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Agreement.
(j)
Investment Company Act. The Guarantor is not required to register as an “investment company” under the Investment Company Act of 1940.
(k)
Taxes. The Guarantor has timely filed (or caused to be filed) all Tax returns and reports required by Applicable Law to have been filed by it and has paid all Taxes required to have been paid by it (including in its capacity as a withholding agent), except any such Taxes that are being contested in good faith by appropriate proceedings, diligently conducted, and for which adequate reserves in accordance with GAAP or where any such failure to file or pay could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the payments received (or to be received) by the Issuer or the Guarantor in respect of the Included Payments has been, or under current Law will be, subject to any withholding Tax or Other Tax, and except for claiming benefits as a qualified resident under the income tax treaty between the United States and United Kingdom, neither the Guarantor nor the Issuer was ever required or requested to establish any entitlement to treaty benefits in order to avoid or minimize any such withholdings or deductions. Payments to the Parent and the Guarantor have qualified for benefits under the income tax treaty between the United States and the United Kingdom.
(l)
Sanctions; Anti-Corruption Laws.
(i)
None of the Guarantor, Holdings or Issuer nor, to the Knowledge of the Guarantor, any directors, officers, employers, agents, Affiliates or Representatives thereof, is an individual or an entity that is, or is owned or controlled by one or more individuals or entities that are (A) currently the subject or target of any Sanctions, (B) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant Sanctions authority or (C) located, organized or resident in a Designated Jurisdiction. Each of the Guarantor,

Holdings or Issuer has conducted its business in compliance with all applicable Sanctions and has instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
(ii)
None of the Guarantor, Holdings or Issuer, nor, to the Knowledge of the Guarantor, any of their respective agents, Affiliates and Representatives, has failed to conduct its business in compliance with Anti-Corruption Laws, and each has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Laws. None of the Guarantor, Holdings or Issuer nor any director, officer, or employee nor, to the Knowledge of such party, any agent, Affiliate or Representative thereof has, directly or indirectly, made, offered, promised or authorized any payment or provision of anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA) for the purpose of influencing any official act or decision or securing any improper advantage.
(iii)
To the extent applicable, each of the Guarantor, Holdings and Issuer are in compliance with the requirements of the Patriot Act.

Without prejudice to the survival of any agreement of the Guarantor under any other provision of this Agreement or (if applicable) any other Covered Document, all representations and warranties made by the Guarantor herein shall survive the execution and delivery of this Agreement and continue in effect until the Final Discharge Date.

Section 4.02 Covenants. The Guarantor covenants and agrees that, until the Final Discharge Date:

(a)
Notices. The Guarantor shall furnish, or shall cause Issuer or Holdings, as applicable, to furnish, to the Agent:
(i)
within [***] after receipt by the Guarantor, Issuer, Holdings or any Company Party of (i) (x) notice of the commencement by any Third Party of, or (y) written notice from any Third Party threatening to commence, in either case any action, suit, arbitration proceeding, claim, demand, investigation or other proceeding relating to this Agreement, any other Transaction Document, the GSK Agreement, the Meiji License Agreement, any transaction contemplated hereby or thereby, the GSK Proceeds, the Purchased Proceeds or the proceeds thereof (in any case other than any notice contemplated in Section 3.2(a) or Section 6.2(d) of the Royalty Purchase Agreement), or (ii) any other written correspondence relating to the foregoing, that, in each case of the foregoing, could reasonably be expected to have an adverse effect, in any material respect, including on the timing, amount or duration of, the GSK Proceeds to be used to repay the Notes or the Purchased Proceeds and/or any component part thereof under the GSK Agreement, the Guarantor shall (A) notify the Agent in writing of the receipt of such notice or correspondence and (B) provide the Agent with a written summary of all material details thereof or, if such notice is in writing, furnish the Agent with a copy thereof and any materials reasonably related thereto;

(ii)
within [***] after receipt by the Guarantor, Issuer, Holdings or any Company Party of any material written notice, certificate, offer, proposal, correspondence, report or other communication from GSK or Meiji relating to the GSK Agreement, the Meiji License Agreement, the IP Rights, the GSK Proceeds, the Purchased Proceeds or proceeds thereof or any Licensed Product in the Territory (in any case, other than any notice contemplated by Section 3.2(a), Section 6.2(a) or Section 6.2(d) of the Royalty Purchase Agreement, the Guarantor shall (A) notify the Agent in writing of the receipt thereof and provide the Agent with a written summary of all material details thereof and (B) to the extent not prohibited by obligations of confidentiality contained in the GSK Agreement and the Meiji License Agreement, furnish the Agent with a copy thereof;
(iii)
promptly (and in any event within [***]) after obtaining a Responsible Officer of the Guarantor obtaining Knowledge of any of the following, written notice to the Agent and Purchasers of:
(A)
the occurrence of any Insolvency Event or Bankruptcy Event in respect of the Guarantor, Issuer, Holdings or any of their respective Subsidiaries;
(B)
any material breach or default by any Company Party of or under any material covenant, agreement or other provision of any Transaction Document not remedied on or before the [***] after such breach;
(C)
any Company Party, GSK, Meiji or any other Third Party receiving any notice of audit or regulatory action by Regulatory Agency (other than routine inquiries) in the Territory relating to any of the Licensed Products or the Purchased Proceeds or proceeds thereof that could not reasonably be expected to have an adverse effect, in any material respect, including on the timing, amount or duration of, the GSK Proceeds to be used to repay the Notes or the Purchased Proceeds;
(D)
any representation or warranty made by the Guarantor, Issuer, Holdings or any Company Party in this Agreement or any other Transaction Document (or in any certificate delivered by any such Person to the Agent pursuant to this Agreement or any other Transaction Document) shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made, and, if the consequences of the failure of such representation or warranty to be true and correct can be cured, such failure continues for a period of [***] after a Responsible Officer has Knowledge thereof without such cure;
(E)
the occurrence or existence of any change, effect, event, occurrence, state of facts, development or condition that has had, or would reasonably be expected to have, a Material Adverse Effect;
(F)
GSK has failed to prepare, execute, deliver or file any agreements, documents or instruments that are necessary to secure and maintain any Regulatory Authorizations for the relevant Licensed Product

(except where GSK’s failure to do so would not reasonably be expected to result in a Material Adverse Effect);
(G)
GSK has withdrawn or abandoned, or failed to take any action necessary to prevent the withdrawal or abandonment of, any Regulatory Authorization for the relevant Licensed Product once obtained (except where such withdrawal or abandonment would not reasonably be expected to result in a Material Adverse Effect); or
(H)
GSK has consented to the withdrawal or abandonment of any Regulatory Authorization for the relevant Licensed Product (except where such withdrawal or abandonment would not reasonably be expected to result in a Material Adverse Effect).
(iv)
Ensure that the Issuer, on a quarterly basis, provides the information required by, and otherwise complies with, Section 6.2(d) of the Royalty Purchase Agreement and Section 8.03(c) of the Note Purchase Agreement;
(v)
promptly (and in any event within [***]) after becoming aware that any Tax may be required to be withheld with respect to any payment under the GSK Agreement, the Meiji License Agreement, any Transaction Document or otherwise to the Agent, the Note Purchasers or the RPA Purchasers;
(vi)
promptly (and in any event within [***]) notify the Agent and each of the Note Purchasers and the RPA Purchasers of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect or which has resulted in a default by the Guarantor, Issuer, Holdings or any Company Party of its covenants under the Note Documents or any RPA Transaction Documents;
(vii)
promptly (and in any event within [***]) notify the Agent after (i) the Guarantor, Issuer, Holdings, any Company Party or any of their respective Subsidiaries enters into a new Material Contract or amends, supplements or otherwise modifies an existing Material Contract and provide the Agent with a true, correct and complete copy of such new Material Contract or such amendment, supplement or modification or (ii) an existing Material Contract is terminated;
(viii)
Promptly (and in any event within [***]) notify the Agent after a Senior Officer has Knowledge of any act of Infringement of any Intellectual Property listed on Schedule 5.19(a) of the Royalty Purchase Agreement which could reasonably be expected to materially impair GSK’s ability to generate revenue from the Licensed Products which gives rise to GSK’s obligation to pay the Purchased Proceeds in accordance with the terms of the GSK Agreement.
(ix)
Each notice pursuant to the foregoing clauses of this Section 4.02 be accompanied by a statement of a Responsible Officer of the Guarantor (or its subsidiaries) setting forth details of the occurrence referred to therein and stating what action the applicable Company Party has taken and proposes to take with respect thereto. Each such notice shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached.

(b)
Maintenance of Existence. The Guarantor shall at all times (i) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, (ii) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization and (iii) use Commercially Reasonable and Diligent Efforts to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)
Compliance with Laws.
(i)
Comply with the requirements of all Laws, including Healthcare Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (A) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (B) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(ii)
The Guarantor will comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Terrorism and AML Laws applicable to it and its business activities. The Guarantor shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Guarantor, Holdings and Issuer and their respective directors, officers, employees and agents with Anti-Terrorism and AML Laws, Anti-Corruption Laws and Sanctions.
(d)
Negative Covenants. The Guarantor will not, and the Guarantor will not cause or permit Issuer or Holdings to:
(i)
take any action that would, directly or indirectly, cause Issuer or Holdings to cease to be a special purpose entity in accordance with the applicable terms and provisions of the Transaction Documents;
(ii)
other than in connection a transaction permitted by the proviso to clause (a) of the definition of “Change of Control”, sell, convey, assign, transfer, lease, sublease, license, sublicense or otherwise dispose of, or otherwise permit, consent or agree to any of the foregoing, in one transaction or a series of transactions, all or any part of (A) the Equity Interests in Issuer or Holdings or (B) Issuer’s or Holdings’ business, assets or property of any kind whatsoever, whether tangible or intangible, whether now owned or hereafter acquired, other than (i) pursuant to a New Arrangement, (ii) pursuant to the Note Documents, (iii) pursuant to any Permitted Royalty Monetization, or (iv) with the prior written consent of the Agent in its sole discretion;
(iii)
create, permit or suffer to exist any Lien on (A) all or any part of Issuer’s or Holdings’ assets or property of any kind whatsoever or (B) all or any part of the Equity Interests in Issuer or Holdings, in each case except for Permitted Liens;
(iv)
(A) accept or cause to be made, directly or indirectly, any payment on the Subordinated Obligations from Holdings or Issuer or (B) accept or cause to be made, directly or indirectly, any Restricted Payment from Holdings or Issuer, in each case other than (x) distributions after Payment in Full, (y) distributions of the proceeds of a Permitted Royalty Monetization after Payment in Full, or (z) with the prior written consent of the Agent in its sole discretion; or

(v)
(A) enter into any Modification of the Issuer Contribution Agreement (including any waiver of a Servicer Termination Event) or (B) permit, consent or otherwise agree to any modification, amendment, waiver, termination, cancellation or rescission of the Issuer Contribution Agreement or the Holdings Contribution Agreement that, in each case, that would reasonably be expected to be materially adverse to the Agent, any Note Secured Party or any RPA Secured Party, the GSK Proceeds, the Purchased Proceeds or the Collateral, in each case, without the prior written consent of the Agent.

ARTICLE V

Agreement to Pay, Subrogation and Subordination

Section 5.01 Subordination of All Guarantor Claims.

(a)
Upon payment by the Guarantor of any sums to the Agent or such Purchaser as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against Issuer, any other Obligor or any other Person with respect to such sum shall be subordinate and junior in right of payment to the prior Payment in Full as and when the same are due. If any payment shall be paid to the Guarantor in violation of the immediately preceding sentence on account of such subrogation, exoneration, contribution, reimbursement, indemnity or other right such amount shall be held in trust for the benefit of the Purchasers, segregated from other funds of the Guarantor, and promptly paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Note Documents or to be held as Collateral for any Obligations.
(b)
Until the occurrence of the Final Discharge Date, the Guarantor hereby subordinates any and all obligations owed to the Guarantor by Issuer, Holdings or by any Obligor (the “Subordinated Obligations”, which shall exclude, for the avoidance of doubt after Payment in Full, any right of the Guarantor or any Monetization Counterparty under a Permitted Royalty Monetization to receive the proceeds of the Excluded GSK Proceeds) to the Obligations to the extent provided below:
(i)
The Guarantor shall not accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of the Agent until Payment in Full,
(ii)
The Guarantor agrees that the Agent and the Purchasers shall be entitled to receive full payment (in cash) of all Obligations (including interest accruing during the pendency of any proceeding under Bankruptcy Laws, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) in any proceeding under Bankruptcy Laws against any Obligor before the Guarantor receives any payment on account of any Subordinated Obligations.
(iii)
The Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for the Agent and the Purchasers and deliver such payments to the Agent on account of the Obligations (including Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of the Guarantor under this Agreement in any respect.

(iv)
The Agent is authorized and empowered (but not obligated), in its discretion, (A) to require the Guarantor (I) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (II) to pay any amounts received on such obligations to the Agent for application to the Obligations (including Post-Petition Interest) and (B) if the Guarantor fails within [***] following written notice to take actions which it is required to take under subclause (A) above, to take such actions in the name of the Guarantor.

Section 5.02 Payments Held in Trust. In the event that the Guarantor receives any funds, payment, claim or distribution in contravention of the other provisions of this Agreement, the Guarantor shall hold such funds, payments, claims or distributions in trust for the Agent, and agrees that it shall have absolutely no dominion over such funds, payments, claims or distributions so received except to pay them promptly to the Agent, and the Guarantor covenants promptly to pay the same to the Agent.

Section 5.03 Liens Subordinate. The Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances which may exist upon any other Designated Party’s assets securing payment of the Subordinated Obligations shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such other Designated Party’s assets securing payment of the Guaranteed Obligations and the Obligations, regardless of whether such encumbrances in favor of the Guarantor or the Agent presently exist or are hereafter created or attach. Without the prior written consent of the Agent, the Guarantor shall not (a) exercise or enforce any creditor’s right it may have against any other Designated Party, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any proceeding under the Bankruptcy Laws) to enforce any liens, mortgages, deeds of trust, deeds to secure debt, security interests, collateral rights, judgments or other encumbrances on assets of any other Designated Party held by the Guarantor.

Section 5.04 Maximum Liability and Contribution Rights.

(a)
Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations of the Guarantor shall at all times be limited to the maximum amount as will result in the Guaranteed Obligations of the Guarantor not constituting a fraudulent transfer or conveyance for purposes of Bankruptcy Laws to the extent applicable to this Agreement and the Guaranteed Obligations. In determining the limitations, if any, on the amount of the Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which the Guarantor may have under this Agreement, any other agreement or Applicable Law, shall be taken into account.
(b)
If any payment shall be required to be made to the Agent or any Purchaser under this Agreement, the Guarantor hereby unconditionally and irrevocably agrees to pay such amount directly to the Agent for application to the Guaranteed Obligations in accordance with the applicable Transaction Documents; provided, that, if and to the extent the Agent determines that a contribution to Issuer is necessary or advisable to maximize the aggregate amount paid to the Purchasers under or in connection with the Note Documents or RPA Transaction Documents, the Guarantor shall make such contribution as directed by the Agent.

ARTICLE VI

Miscellaneous

Section 6.01 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor for liquidation or reorganization, should the Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise (including pursuant to any settlement entered into by the Agent or any Purchaser in its discretion and whether as the result of such payment being subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise), all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 6.02 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Guarantor, the Agent and the other Secured Parties and their respective successors and permitted assigns, except that the Guarantor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Guarantee of the Guaranteed Obligations provided to the Agent, for the benefit of the Secured Parties, hereunder.

Section 6.03 Survival. Without prejudice to the survival of any other agreement of the Guarantor under this Agreement or any other Transaction Document, the agreements and obligations of the Guarantor contained in Article III, Section 6.01, Section 6.08, Section 6.12, Section 6.15 and Section 6.16, and the representations and warranties of the Guarantor contained in this Agreement, shall survive execution and delivery of this Agreement, termination of this Agreement and the other Transaction Documents, the occurrence of the Final Discharge Date.

Section 6.04 Taxes. The provisions of Article 5 of the Note Purchase Agreement shall be applicable to all payments made under this Agreement in respect of Note Obligations, mutatis mutandis, and the provisions of Section 5.12 of the Royalty Purchase Agreement shall be applicable to all payments made under this Agreement in respect of RPA Obligations, mutatis mutandis.

Section 6.05 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

Section 6.06 Termination and Release. This Agreement and the Guarantee of the Guaranteed Obligations provided hereby shall continue in full force and effect until the Final Discharge Date, subject to reinstatement pursuant to Section 6.01. In connection with any termination pursuant to this Section 6.06, the Agent shall execute and deliver to the Guarantor, at the Guarantor’s sole expense, all documents that the Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Guarantor to effect such release. Any execution and delivery of documents pursuant to this Section 6.06 shall be without recourse to or warranty by the Agent or any other Secured Party.

Section 6.07 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Guarantor and the Agent relating to the Guaranteed Obligations and supersedes all prior agreements and understandings among the Guarantor and the Agent relating to the Guaranteed Obligations.

Section 6.08 Governing Law; Jurisdiction; Venue; Service of Process; Waivers.

(a)
THIS Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York without regard to the conflicts of Laws principles thereof to the extent that such principles would require or permit the application of the Laws of a jurisdiction other than the State of New York.
(b)
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE DOCUMENT, ANY RPA TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY OF THE FOREGOING (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY NOTE DOCUMENT OR ANY RPA TRANSACTION DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.08.
(c)
Each of the Guarantor and the Agent irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of New York located in New York County, New York and (b) the U.S. District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any action, suit or other proceeding arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby in the U.S. District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of New York located in New York County, New York. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or other proceeding arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby in (i) the courts of the State of New York located in New York County, New York or (ii) the U.S. District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement and the transactions contemplated hereby and thereby may not be enforced in or by any of the above-named courts.

(d)
Nothing contained in this Section 6.08 shall affect the right of the Agent to serve process in any other manner permitted by Applicable Law or commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.
(e)
To the extent that the Guarantor has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or Notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations hereunder and under any other Note Document or RPA Transaction Document to which it is a party to the fullest extent permitted by law.

Section 6.09 Waivers, Amendments and Remedies. No delay or omission of the Agent or any other Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. Subject to Section 13.05 of the Note Purchase Agreement and any analogous consent requirements under the RPA Transaction Documents, no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent and the Guarantor, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or afforded by Law shall be cumulative and all shall be available to the Agent and the other Secured Parties until this Agreement shall have terminated pursuant to Section 6.06.

Section 6.10 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court, arbitrator or Governmental Entity of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect, and the parties hereto shall replace such term or provision with a new term or provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable term or provision. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of such term or provision in any other jurisdiction.

Section 6.11 Counterparts. This Agreement and any other Notice, including Notice required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by email with PDF attachment shall be considered original executed counterparts.

Section 6.12 Indemnification; Payment of Expenses.

(a)
Subject in all cases to Section 2.02(d), the Guarantor agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless each Indemnitee from and against any and all Indemnified Liabilities, in all cases, arising, in whole or in part, out of or relating to any claim, notice, suit or proceeding commenced or threatened in writing (including, without limitation, by electronic means) by any Person (including any Governmental Entity) other than the Guarantor, Issuer, Holdings, any Company Party or any of their respective Affiliates; provided that the Guarantor shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (i) the gross negligence or willful misconduct of an Indemnitee, (ii) a breach by an Indemnitee of any Covered Document,

(iii) any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Guarantor, Issuer, Holdings, any Company Party or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee or (iv) any reduction in the value of the GSK Proceeds (including the timing, amount and duration thereof) not directly arising from an Event of Default. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 6.12 may be unenforceable in whole or in part because they violate any Law or public policy, the Guarantor shall contribute the maximum portion that they are permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 6.12 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages or similar amounts arising from any non-Tax claim.
(b)
To the extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against each other party hereto and such party’s Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement, any Note Document, any RPA Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Notes, the Purchased Proceeds, the GSK Proceeds or the use of proceeds of any of the foregoing or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, that missing, delayed, diminished or misdirected GSK Proceeds, Purchased Proceeds or other amounts that the Agent, any Note Secured Party or any RPA Secured Party was entitled to receive shall be deemed direct damages and not special, indirect or consequential damages.
(c)
Subject in all cases to Section 2.02(d), the Guarantor shall pay, promptly following written demand therefor, all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Agent or any Secured Party in connection with the enforcement or protection of its rights in connection with this Agreement, including all such out-of-pocket expenses incurred after the commencement by or against any Designated Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Section 6.13 Notices. All Notices and other communications under this Agreement to a party hereto shall be in writing and shall be sent by email with PDF attachment, internationally recognized overnight delivery service or personal delivery to the following address of such party, or to such other address as shall be designated from time to time by such party in accordance with this Section 6.13:

(i)

In the case of the Guarantor:

Spero Therapeutics, Inc.

675 Massachusetts Avenue

14th Floor

Cambridge, MA 02139

Attention: Esther Rajavelu

Email: [***]

with a copy to:

WilmerHale

60 State Street

Boston, MA 02109

Attention: George W. Shuster Jr.; Nathan J. Moore

Email: george.shuster@wilmerhale.com; nathan.moore@wilmerhale.com

(ii)

In the case of the Agent:

c/o HCRX Investments HoldCo, L.P.

300 Atlantic Street, Suite 600

Stamford, CT 06901

Attention: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

c/o HCRX Investments HoldCo, L.P.

300 Atlantic Street, Suite 600

Stamford, CT 06901

Attention: Chief Legal Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Sidley Austin, LLP

2323 Cedar Springs Rd.

Dallas, Texas 75205

Attention: [***]

Email: [***];

Section 6.14 Rights and Remedies. If the Guarantor becomes liable for any indebtedness owing by any other Obligor to the Agent or any Purchaser, by endorsement or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of the Agent hereunder shall be cumulative of any and all other rights that Agent may ever have against the Guarantor. The exercise by the Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy including any rights or remedies available under Applicable Law.

Section 6.15 Right of Set-off. Each payment by the Guarantor under this Agreement shall be made without set-off, deduction, defense, recoupment or counterclaim. Subject in all cases to Section 2.02(d), if an Event of Default shall have occurred and be continuing or any payment is due under this Agreement and is not paid within [***] after demand therefor, with the consent of the Agent, each Note Purchaser, each RPA Purchaser and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, without notice to the Guarantor (any such notice being expressly waived by the Guarantor), to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Note Purchaser, RPA Purchaser or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Agreement or (if applicable) any other Note Document or RPA Transaction Document to such Note Purchaser, RPA Purchaser or its Affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Note Purchaser, RPA Purchaser or Affiliate shall have made any demand under this Agreement or any other Note Document or RPA Transaction Document and although such obligations of the Guarantor are owed to a branch, office or Affiliate of such Note Purchaser or RPA Purchaser different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Note Purchaser, each RPA Purchaser and each of their respective Affiliates under this Section 6.15 are in addition to other rights and remedies (including other rights of set-off) that such Note Purchaser, RPA Purchaser or Affiliate may have. Each Note Purchaser and each RPA Purchaser shall notify the Guarantor and the Agent promptly after any such set-off and appropriation and application; provided, that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.

Section 6.16 Continuing Guarantee. This Agreement is a continuing Guarantee that shall remain in full force and effect until the Final Discharge Date, subject to Section 6.01.

Section 6.17 Time of the Essence. Time shall be of the essence of each and every provision in this Agreement of which time is an element. In no event shall this Section 6.17 be construed to limit the effect of Section 6.09.

Section 6.18 Limited Liability. No recourse under any obligation, covenant or agreement of any party hereto shall be had against any incorporator, stockholder, officer, director, member, manager, partner, trustee, beneficiary, employee or agent of such party or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such party, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, partner, trustee, beneficiary, employee or agent of any party or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any party of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, partner, trustee, beneficiary, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them. For the avoidance of doubt, to the extent that any Designated Party is a member, manager, partner, trustee, beneficiary or agent of any other Designated Party, nothing in this paragraph shall limit such Designated Party’s obligations under any Transaction Document to which it is a party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE GUARANTOR:

SPERO THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Esther Rajavelu
Name:	Esther Rajavelu
Title:	Chief Executive Officer and Chief Financial Officer

Signature Page to

Limited Recourse Guaranty

AGENT (ON BEHALF OF NOTE PURCHASERS):

HCR SPERO SPV, LLC

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Authorized Signatory

AGENT (ON BEHALF OF RPA PURCHASERS):

HCR SPERO SPV, LLC

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Authorized Signatory

Signature Page to

Limited Recourse Guaranty